                                  EXHIBIT 16.1

                             Letter of Ernst & Young


January 22, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 19, 1996, of Power Spectra, Inc. and are in agreement with the statements contained in the first paragraph on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                          Very truly yours,


                                                          /s/ Ernst & Young LLP